STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made and entered into as of November 22, 1999, between The DII Group, Inc., a Delaware corporation ("Company"), and Flextronics International Ltd., a Singapore company ("Parent"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).


                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Company, Parent and Slalom Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for Company and Parent to enter into a business combination transaction (the "Merger").

     B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that Company agree, and Company has so agreed, to grant to Parent an option to acquire shares of Company Common Stock ("Company Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Option. Company hereby grants to Parent an irrevocable option (the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Company Shares equal to 19.9% of the shares of Company Common Stock issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $65.406 per share (the "Exercise Price"). The Option shall not be transferable except to the Company pursuant to Section 8 below.

     2. Exercise of Option; Maximum Proceeds

     (a) For all purposes of this Agreement, an "Exercise Event" shall mean any of (i) the occurrence of a Company Triggering Event (as such term is defined in the Merger Agreement) other than any event under clause (vii) of the definition of Company Triggering Event, (ii) a public announcement of an Option Acquisition Proposal (as defined below) shall have been made prior to the date the Merger Agreement is terminated pursuant to the terms thereof (the "Merger Termination Date") and the occurrence of one or more of the following on or after the date of the announcement of such Option Acquisition Proposal: (1) the requisite vote of the stockholders of Company in favor of the Merger Agreement and the Merger shall not have been obtained at the Company Stockholders' Meeting (as such term is defined in the Merger Agreement); (2) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock shall have been commenced (other than by Parent or an affiliate of Parent); (3) for any reason Company shall have failed to call and hold the Company

Stockholders' Meeting by the Outside Date (as defined in the Merger Agreement); or (4) Company shall have failed to take all actions necessary to hold the Company Stockholders' Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, (iii) the acquisition by any person (other than Parent) or "group" (as defined under
Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 25% or more of the total outstanding voting securities of the Company or any of its subsidiaries, or (iv) the commencement of a solicitation within the meaning of Rule 14a-1(l) by any person or entity other than Parent or its Board of Directors (or any person or entity acting on behalf of Parent or its Board of Directors) seeking to alter the composition of
Company's Board of Directors. For purposes of this Agreement, "Option Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any transaction or series of related transactions involving: (A) any purchase from Company or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 10% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company;
(B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 10% of the assets of Company (other than sales of inventory in the ordinary course of business); or (C) any liquidation or dissolution of Company.

     (b) Parent may deliver to Company a written notice (an "Exercise Notice") specifying that it wishes to exercise and close a purchase of Option Shares at any time following the occurrence, prior to termination of the Option, of an Exercise Event and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Parent, the closing of a purchase of Option Shares (a "Closing") specified in such Exercise Notice shall take place at the principal offices of Company upon such date as may be designated by Parent in writing.

     (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement other than pursuant to Section 7.1(b), (d),
(f) or (h) thereof,  (iii) 14 months  following  the  termination  of the Merger
Agreement pursuant to Section 7.1(b), (d), (f) or (h), and (iv) 14 months following the first occurrence of an Exercise Event; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

     (d) If Parent at any time, whether before or after receipt of any Company Termination Fee pursuant to Section 7.3(b) of the Merger Agreement, receives proceeds in connection with any sales or other dispositions of this Option or Option Shares (including on surrender of this Option to Company pursuant to Section 8 hereof or by selling Option Shares to

Company pursuant to Section 6(f) or Section 9 hereof), plus any dividends (or equivalent distributions under Section 7(a) hereof) received by Parent declared on Option Shares, less the Exercise Price multiplied by the number of Company Shares purchased by Parent pursuant to the Option, which, taken together with any Company Termination Fee paid or payable pursuant to Section 7.3(b) of the Merger Agreement, exceeds three and one-half percent (3.5%) of the Company Equity Value (as defined below), then all proceeds to Parent in excess of such sum shall be promptly remitted in cash by Parent to Company. For the purposes of this Agreement, "Company Equity Value" means the product of the average closing price of Company Common Stock on the Nasdaq National Market over the five (5) trading days prior to the Closing with respect to the first exercise by Parent of the Option, and the sum of: (A) all shares of Company Common Stock that are outstanding as of the close of business on the date immediately preceding the Closing with respect to the first exercise by Parent of the Option; (B) all shares of Company Common Stock issuable upon conversion of all shares of capital stock that, at the time of the Closing with respect to the first exercise by Parent of the Option, is convertible into shares of Company Common Stock; and
(C) all shares of Company Common Stock issuable upon conversion of all options and warrants to acquire Company Common Stock that are outstanding, at the time of the Closing with respect to the first exercise by Parent of the Option (other than pursuant to this Agreement).

     3. Conditions to Closing. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Parent shall be entitled to deliver to Company an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4. Closing. At any Closing, Company shall deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 9 hereof, against delivery of payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5. Representations and Warranties of Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the HSR Act and any required filings of under state securities, or "blue sky" laws, Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 7(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent; (f) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by the Company will not, (i) violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, judgment, decree or order applicable to the Company or any of its subsidiaries or by which they or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any material property or assets of Company or any of its subsidiaries pursuant to, any material contract, agreement, instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their material property is bound or affected; and (g) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except pursuant to applicable state securities or blue sky laws and the HSR Act or applicable corresponding laws of any foreign jurisdiction.

     6. Registration Rights

     (a) Following the termination of the Merger Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Company (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable (a "Permitted Offering"); provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act.

     (b) The Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material change in the Registrant's business or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for a period greater than 90 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 6 shall again be applicable to any proposed registration. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 6 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     (c) The registration rights set forth in this Section 6 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

     (d) A registration effected under this Section 6 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable efforts to provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

     (e) Indemnification

          (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of
     Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification.

          (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein; provided that in no event shall any indemnity under this Section 6(e) exceed the gross proceeds of the offering received by the Holder.

          (iii) Each party entitled to indemnification under this Section 6(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6(e) unless the failure to give such notice is materially prejudicial to the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

     (f) Purchase in Lieu of Registration. Notwithstanding anything herein to the contrary, following delivery of a Registration Notice, Company will have the option, exercisable by written notice delivered to the Holder within ten (10) business days after Company's receipt of a Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities covered by such Registration Notice, for cash at per share price equal to the average of the closing sale prices of Company Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Registration Notice. Any purchase of Registrable Securities by Company hereunder will take place at a closing to be held at the principal executive offices of Company or its counsel at any reasonable date and time designated by Company in its purchase notice, within ten (10) business days following delivery of Company's purchase notice, or at such other place and time as Company and the Holder shall agree, and the purchase price shall be paid in immediately available funds.

     7. Adjustment Upon Changes in Capitalization; Rights Plans

     (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Company shall not
(i) adopt (or permit the adoption of) a shareholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Parent from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Company Common Stock generally.

     8. Surrender of Option. If, at any time prior to the termination of the Option, any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) (an "Acquiring Person") (a) becomes the beneficial owner of more than a 50% interest in the total outstanding voting securities of Company or any of its subsidiaries or (b) shall have entered into an agreement with Company for, or shall have effected, a merger, consolidation, business combination or similar transaction involving Company, or any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Company, then Parent may, at its sole option and upon Parent's written request to Company prior to the termination of the Option, surrender the Option to Company in exchange for the payment by Company to Parent in immediately available funds of an amount equal to the product of: (x) the excess, if any, of (i) the greater of
(A) the highest price per share paid by the Acquiring Person for any shares of Company Common Stock in such transaction (or, if there is no readily available per share price in such transaction, the aggregate consideration paid or to be paid by the Acquiring Person in such transaction, divided by the aggregate number of shares of Company Common Stock acquired by the Acquiring Person in such transaction (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in any case where the market value of the consideration is not so ascertainable, by agreement in good faith between Parent and Company)) or (B) the highest closing sale price of Company Common Stock on the Nasdaq National Market during the 20 trading days ending with the trading day immediately preceding the date of such request over (ii) the Exercise Price, multiplied by (y) the total number of Option Shares as to which the Option has not theretofore been exercised. Upon the delivery by Parent to Company of a surrender request, each party shall take all actions necessary to consummate such surrender transaction as expeditiously as possible. Upon exercise of its right to surrender the Option or any portion thereof and full payment therefor to Parent pursuant to this Section 8, any and all rights of Parent with respect to the portion of the Option so surrendered shall be terminated.

     9. Restrictions on Transfer; Right of First Refusal. Prior to the fifth anniversary of the date hereof (the "Expiration Date"), Parent shall not directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Option Shares, other than (a) to Company, (b) to an affiliate or subsidiary of Parent, (c) pursuant to a Permitted Offering (as defined above), (d) in "broker's transactions" or to a "market maker", as such terms are defined in Rule 144 under the Securities Act, (e) to secure loans to Parent or guarantees of loans to any affiliate of Parent, or (f) in accordance with this Section 9. At any time after the first occurrence of an Exercise Event and prior to the fifth anniversary of the date hereof, if Parent shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares acquired pursuant to this Agreement, other than as permitted by clauses (a) through (e) of the preceding sentence, it shall give Company written notice of the proposed transaction, identifying the proposed transferee and setting forth the terms of the proposed transaction. Such notice shall be deemed an offer by Parent to Company to purchase all, but not less than all of the Option Shares covered by such notice, which may be accepted within five (5) business days of receipt, on the same terms and conditions and at the same price at which Parent is proposing to transfer such Option Shares to such transferee. The purchase of any such shares by Company shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid in immediately available funds. In the event of the failure or refusal of Company to purchase all the Option Shares covered by Parent's notice, Parent may sell all, but not less than all, of such Option Shares to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in Parent's notice to Company, provided that such sale must be completed within ninety (90) days of the receipt by Company of Parent's notice of its proposed transfer. In addition, prior to any transfer of Option Shares by Parent, other than any transfer to Company or a transfer pursuant to Section 6 hereof, Parent shall, if requested by Company, deliver to Company a written opinion of counsel reasonably satisfactory to Company to the effect that such transfer may be effected without registration under the Securities Act and any applicable state securities laws.

     10. No Distribution; Restrictive Legends. Parent represents and warrants that the Option and any Option Shares purchased by it hereunder is being and will be acquired by it without a view to any distribution thereof and acknowledges that it may not sell or offer to sell the Option and any Option Shares other than in a transaction registered under the Securities Act or exempt from registration thereunder. Each certificate representing Option Shares issued to Parent hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 6) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     11. Listing and HSR Filing. The Company, upon the request of Parent, shall promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate as promptly as practicable the transactions contemplated hereby.

     16. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Parent or Merger Sub, to:       If to Company, to:

FLEXTRONICS INTERNATIONAL LTD.        THE DII GROUP, INC.
2090 Fortune Drive                    6273 Monarch Park Place, Suite 200
San Jose, CA  95053                   Niwot, CO 80503
Attention:  Chief Executive Officer   Attention:  Chief Executive Officer
Telecopy No.: (408) 428-0420          Telecopy No.: (303) 652-0416

with a copy to:                       with a copy to:

Fenwick & West LLP                    Curtis, Mallet-Prevost, Colt & Mosle LLP
Two Palo Alto Square                  101 Park Avenue
Palo Alto, California 94306           New York, NY 10178
Attention: David K. Michaels          Attention:  Jeffrey N. Ostrager
Telecopy No.: (650) 494-1417          Telecopy No.: (212) 697-1559

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     19.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21. Amendments; Waiver. This Agreement may be amended or waived by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22. Assignment. Neither party may sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party. Any purported assignment in violation of this Section shall be void. The rights and obligations hereunder shall inure to the benefit of and be binding upon any successor of a party hereto.

     23. WAIVER OF JURY TRIAL. EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              THE DII GROUP, INC.

                              By:    /s/ Ronald Budacz
                                     ----------------------------
                              Name:  Ronald Budacz
                              Title: Chief Executive Officer


                              FLEXTRONICS INTERNATIONAL LTD.

                              By:    /s/ Michael E. Marks
                                     ----------------------------
                              Name:  Michael E. Marks
                              Title: Chief Executive Officer






                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]




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